UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
September 28, 2021
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
434 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2021, Cheryl Pegus, M.D., a member of the Board of Directors (the “Board”) of Phreesia, Inc. (the “Company”), notified the Company of her intent to resign from the Board, effective October 1, 2021. Ms. Pegus’ decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In addition, on September 29, 2021, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ramin Sayar to the Board, effective October 1, 2021. Mr. Sayar will serve as a Class II director of the Company, to hold office until the 2024 annual meeting of stockholders or until his earlier death, resignation or removal.

In connection with his appointment to the Board, and pursuant to the Second Amended and Restated Director Compensation Policy, the Board granted Mr. Sayar a pro-rated annual grant for restricted stock units valued at $120,416 (the “Initial RSU Grant”). The Initial RSU Grant will vest in full upon the earlier to occur of one year from the grant date or the date of the next annual meeting of the Company’s stockholders, subject to Mr. Sayar’s continued service on the Board. Additionally, the Company granted Mr. Sayar an initial new hire grant for restricted stock units valued at $170,000 (the “New Hire Grant”). As determined by the Compensation Committee of the Board (and consistent with the Company’s Second Amended and Restated Non-Employee Director Compensation Policy) the New Hire Grant shall have a four (4) year vesting schedule, with 25% of such units vesting on the first anniversary of the vesting start date, 25% vesting on the second anniversary of the vesting start date, 25% vesting on the third anniversary of the vesting start date, and 25% vesting on the fourth anniversary of the vesting start date, subject to the terms and conditions of the 2019 Stock Option and Incentive Plan and the applicable restricted stock unit agreement.

Mr. Sayar has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on June 21, 2019. There are no arrangements or understandings between Mr. Sayar and any other person pursuant to which Mr. Sayar was appointed as a member of the Board. There are no family relationships between Mr. Sayar, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other.

Mr. Sayar is the chief executive officer and a member of the board of directors of Sumo Logic, Inc., a software company, that has received payments from the Company pursuant to existing software agreements in the amount of $549,605 since February 1, 2020. We believe that the terms obtained and consideration paid in connection with the Company’s software agreements with Sumo Logic, Inc. are comparable to terms available and the amounts we would have exchanged in an arm’s length transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021	Phreesia, Inc.

	By:	/s/ Randy Rasmussen
	Name:	Randy Rasmussen
	Title:	Chief Financial Officer